Exhibit 10.12

FORM OF VOTING UNDERTAKING

     THIS VOTING UNDERTAKING (this “Agreement”) is made and entered into as of October 28, 2003, between Allied Capital Corporation, a Delaware corporation (the “Acquiror”) and the undersigned stockholder (the “Stockholder”) of Mercury Air Group, Inc., a Delaware corporation (the “Seller”).

RECITALS

     A.     The Seller, Mercury Air Centers, Inc. (the “Company”) and the Acquiror have entered into a Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for the sale of all of the Company’s issued and outstanding capital stock by the Seller to the Acquiror;

     B.     Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of common stock of the Seller, par value of $.01 per share (“Common Stock”); Common Stock issuable upon exercise of outstanding options (“Option Stock”) and Series A 8% Cumulative Convertible Preferred Stock (“Preferred Stock”) as is indicated on the signature page of this Agreement;

     C.     Stockholder believes that the terms of the Purchase Agreement are fair and that it is in his, her or its best interest, as a shareholder of the Seller that the transactions contemplated by the Purchase Agreement be consummated;

     D.     The Acquiror has advised the Seller that the Acquiror is not prepared to execute the Purchase Agreement unless the Acquiror believes that it is reasonably likely that the transactions contemplated by the Purchase Agreement will be consummated, and therefore the Acquiror has required that certain stockholders of the Seller undertake in advance to vote their Stock (as defined below) in favor of the transactions contemplated by the Purchase Agreement; and

     E.     For these reasons, and in consideration of the execution of the Purchase Agreement by the Acquiror and to enhance the likelihood that the transactions contemplated by the Purchase Agreement will be consummated, the Stockholder, solely in his, her or its capacity as a stockholder of the Seller, agrees to vote the Stock and other such shares of capital stock of the Seller over which the Stockholder has voting power so as to facilitate consummation of the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.     Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Agreement:

             (a)    “Expiration Date” shall mean the earlier to occur of: (i) such date and time as the Purchase Agreement shall have been terminated pursuant to Article X thereof; or (ii) such date and time as the transactions contemplated by the Purchase Agreement shall be consummated in accordance with the terms and provisions of the Purchase Agreement.

             (b)    “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

             (c)    “Stock” shall mean: (i) all securities of the Seller (including Common Stock, Option Stock and Preferred Stock) owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Seller (including all additional Common Stock, Option Stock and Preferred Stock) of which the Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

             (d)    Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.     Transfer of Stock.

             (a)    Transferee of Stock to be Bound by this Agreement. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not cause or permit any Transfer of Stock to be effected unless each Person to which any of such Stock, or any interest in any of such Stock, is or may be transferred shall have: (i) executed a counterpart of this Agreement and a proxy in the form attached hereto (the “Proxy”); and (ii) agreed in writing to hold such Stock (or interest in such Stock) subject to all of the terms and provisions of this Agreement.

             (b)    Transfer of Voting Rights. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Stock in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any Stock.

     3.     Agreement to Vote Stock. At every meeting of the stockholders of the Seller called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Seller, the Stockholder (solely in its, his or her capacity as such) shall cause the Stock to be voted: (a) in favor of the approval of the Purchase Agreement and the transactions contemplated by the Purchase Agreement; (b) against any Acquisition Proposal (as defined in the Purchase Agreement), other than the Purchase Agreement or the transactions contemplated thereby; and (c) against approval or adoption of resolutions or actions which could reasonably be expected to result in any of the conditions to the Seller’s obligations under the Purchase Agreement not being satisfied.

     4.     No Solicitation. Except as permitted by the Purchase Agreement, the Stockholder agrees that between the date of this Agreement and the Expiration Date, the Stockholder will not directly or indirectly and solely in its, his or her capacity as a stockholder of the Seller: (a) solicit, initiate, encourage or take an action intended to encourage, enter into, conduct, engage in or continue any discussions, or enter into any agreement or understanding, with any other person or entity (other than any officer, director, controlled affiliate or employee of the Seller or any of its affiliates or any investment banker, attorney or other advisor or representative of the Seller or any of its affiliates) regarding the transfer, directly or indirectly, of any capital stock of or any other interest in the Company or its Subsidiaries or any of their assets (including one or more FBO locations or by way of a license); or (b) disclose any nonpublic information relating to the Company, its Subsidiaries or any assets comprising the FBO Business or afford access to the properties, books or records of the Company or its Subsidiaries to any other person or entity that may be considering acquiring, or has acquired, an interest in the Company or its Subsidiaries. The Stockholder will immediately cease and cause to be terminated any discussions or negotiations between the Stockholder and any other parties that may be ongoing with respect to the transfer, directly or indirectly, of any capital stock of or any other interest in the Company or its Subsidiaries or any of their assets (including one or more FBO locations or by way of a license). The Stockholder will promptly advise the Acquiror orally and in writing of any Acquisition Proposal received by the Stockholder or any request for information with respect to any Acquisition Proposal received by the Stockholder, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request. This Agreement does not affect or restrict the Stockholder’s actions taken or not taken in his or her capacity as a director or officer of the Company. The Acquiror agrees that in the event of any breach or alleged breach of this Section 4 by the Stockholder, the Acquirer’s sole and exclusive remedy with respect to the Stockholder shall be to seek specific performance or injunctive relief pursuant to Section 10(d) hereof, and the Acquiror shall not be entitled to seek monetary damages from the Stockholder in connection with any such breach or alleged breach of this Section 4 by the Stockholder; provided, however, that nothing in this Agreement shall in any way limit the Acquirer’s remedies against the Seller for any breach of the Purchase Agreement resulting from any such action by the Stockholder.

     5.     Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the Acquiror the Proxy, which shall be irrevocable to the fullest extent permissible by law, with respect to the Stock.

     6.     Representations and Warranties of the Stockholder. The Stockholder: (a) is the beneficial owner of the Stock and the options to purchase the Stock indicated on the signature page of this Agreement, which are free and clear of any liens, adverse claims, charges or other encumbrances (except such encumbrances arising under securities laws); (b) does not beneficially own any securities of the Seller other than the Stock and options to purchase the Stock indicated on the signature page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     7.     Additional Documents. The Stockholder (in his, her or its capacity as such) and the Acquiror hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Acquiror, to carry out the intent of this Agreement.

     8.     Legending of Stock. If so requested by the Acquiror, the Stockholder agrees that the Stock shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

     9.     Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     10.     Miscellaneous.

               (a)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b)    Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c)    Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d)    Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Seller shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that the Seller shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Seller at law or in equity.

               (e)    Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to the Acquiror:

Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, DC 20006-3434
Fax: (202)659-2053
Attn: G. Cabell Williams

with a copy to:

Piper Rudnick LLP
1200 Nineteenth Street, N.W.
Washington, DC 20036-2412
Fax: (202)223-2085
Attn: Anthony H. Rickert, Esq.

If to the Stockholder:

To the address for notice set forth on the signature page hereof, with a copy to:

Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, CA 90066
Fax: (310)827-0650
Attn: Wayne J. Lovett

and to:

McBreen & Kopko
20 N. Wacker Drive, Suite 2520
Chicago, IL 60606
Fax: (312)332-2657
Attn: Frederick H. Kopko, Jr.

             (f)    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

             (g)    Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

             (h)    Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

             (i)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

             (j)    No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any option, warrant or other right to acquire Stock.

[Signatures appear on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

ALLIED CAPITAL CORPORATION

Name of Stockholder

By:	By:

Signature of Authorized Signatory	Signature

Name:	Name:

Title:	Title:

Print Address

Telephone

Facsimile No.

Stock beneficially owned:

________ Common Stock

________ Option Stock

________ Preferred Stock

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